Exhibit 10.36

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Second Amendment to Development, Manufacturing and
Supply Agreement

This Second Amendment to Development, Manufacturing and Supply Agreement (this “Second Amendment”) is made and entered into as of February 1, 2017 by and between Alkermes Pharma Ireland Limited, a private limited company organized and existing under the laws of the Republic of Ireland (“Alkermes”), and Recro Pharma, Inc., a corporation organized and existing under the laws of Pennsylvania (“Recro”). Recro and Alkermes are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”

Recitals:

WHEREAS, Alkermes and Recro entered into that certain Development, Manufacturing and Supply Agreement on July 10, 2015 , as amended by that certain First Amendment to the Development, Manufacturing and Supply Agreement between Alkermes and Recro dated as of October 19, 2016 (the “Agreement”);

WHEREAS, in connection with Alkermes’ manufacture and supply of BC Parenteral Meloxicam pursuant to the Agreement, the Parties are designing a Manufacturing Suite (as defined below);

WHEREAS, pursuant to that certain First Amendment to Development, Manufacturing and Supply Agreement between Alkermes and Recro dated as of October 19, 2016 (the “First Amendment”), it was agreed that Alkermes would procure Basis of Design Services (as defined below) and that Recro would notify Alkermes as to whether Recro wishes to enter into an additional amendment to the Agreement in respect of further design and construction of the Manufacturing Suite and the allocation of costs and expenses related to same; and

WHEREAS, the Parties have agreed to progress with further design of the Manufacturing Suite and desire to further amend the terms of the Agreement to provide for the allocation of costs and expenses related to such Detailed Design Services (as defined below).

Agreement:

Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Alkermes and Recro agree as follows:

Article 1
Definitions

1.1All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

Exhibit 10.36

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 2
Amendments to Agreement

2.1Article 5 of the Agreement is hereby amended by the deletion of the current Section 5.8 and its replacement by the following:

“5.8Manufacturing Suite. Notwithstanding any other provision in this Agreement:

The Parties are designing a manufacturing suite and related equipment at the Alkermes Facility for the manufacture and supply of BC Parenteral Meloxicam (the “Manufacturing Suite”). Alkermes shall procure and render concept and basis of design services in respect of the Manufacturing Suite (the “Basis of Design Services”) on the basis that Recro agrees to pay for [***]% of the costs of the Basis of Design Services in a total amount not to exceed $[***], unless otherwise agreed by the Parties in writing (to include e-mail) (the “Basis of Design Cost”).

Alkermes shall procure and render the further design of the Manufacturing Suite (the “Detailed Design Services”), provided always that Recro shall be entitled, at any time prior to the completion of the Detailed Design Services, to require the Detailed Design Services to be ceased by delivering a written notice to Alkermes (a “Detailed Design Cessation Notice”) which shall take effect on the business day following the date of receipt by Alkermes of the Detailed Design Cessation Notice (the “Detailed Design Cessation Effective Date”), on the condition that Recro shall pay [***]% of all costs and liabilities incurred by Alkermes in respect of the Detailed Design Services, whether such costs or liabilities are incurred on or prior to the Detailed Design Cessation Effective Date or, in respect of any agreement entered into by Alkermes for the purposes of procuring the Detailed Design Services, are incurred after the Detailed Design Cessation Effective Date in connection with the termination by Alkermes of such agreement in accordance with its terms (the “Detailed Design Cessation Costs”); provided, that Alkermes shall provide a notice of termination of any such agreement on the Detailed Design Cessation Effective Date; provided further, that the Detailed Design Cessation Costs shall not exceed the Detailed Design Cost (as defined below).

Where the Detailed Design Services are completed without the delivery by Recro of a Detailed Design Cessation Notice, Recro agrees to pay for [***]% of the costs of the Detailed Design Services

Exhibit 10.36

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in a total amount not to exceed $[***], unless otherwise agreed by the Parties in writing (to include e-mail) (the “Detailed Design Cost”).

[***]. For the Basis of Design Cost and the Detailed Design Cost, together with each such invoice Alkermes will provide Recro with a breakdown of how much of the costs in such invoice relate to facility costs and how much relate to capital equipment, together with supporting documentation. Alkermes shall grant Recro, in accordance with said breakdown, a credit in respect of the portion of the Basis of Design Cost and the Detailed Design Cost allocated to facility costs against Recro’s future obligations related to the purchase of equipment for the Manufacturing Suite.

On or before February 10, 2017, Recro and Alkermes shall enter into a further amendment to the Agreement in respect of, inter alia, construction of, procurement related to, and verification of the Manufacturing Suite and allocation of costs and expenses related to same.

For the avoidance of doubt and notwithstanding anything else contained in this Agreement, it is acknowledged and agreed that neither the Basis of Design Services nor the Detailed Design Services constitute Services (as defined in Section 1.84 of this Agreement) for the purposes of this Agreement.”

Article 3
General

3.1No Other Amendments. Except as expressly set forth in this Second Amendment, this Second Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of either Party under the Agreement, or alter, modify, amend or in any way affect any of the other terms, obligations or covenants contained in the Agreement, all of which shall continue in full force and effect.

3.2Miscellaneous Provisions. This Second Amendment shall be subject to the miscellaneous provisions contained in Article 13 of the Agreement, which are incorporated by reference herein, in each case, mutatis mutandi.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective duly authorized representatives as of the date set forth above.

ALKERMES PHARMA IRELAND LIMITED

By:  /s/ Shane Cooke
(Signature)

Name:  Shane Cooke

Title: Director

RECRO PHARMA, INC.

By:  /s/ Michael Celano
(Signature)

Name:  Michael Celano

Title: CFO

[Signature Page to Second Amendment to Development, Manufacturing and Supply Agreement]